UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 East Yale Avenue, Suite 302 Denver, Colorado		80222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officerse of Directors or Certain Officers;

(b)

      On May 3, 2013, Messrs. Robert J. (Don) MacDonald and Gregg J. Sedun, members of the Board of Directors of Geovic Mining Corp. (the “Company”), each notified the Company of his decision not to stand for re-election to the Board of Directors at the Company’s 2013 Annual Meeting of Stockholders. Messrs. MacDonald and Sedun will continue to serve the remainder of their respective terms as directors of the Company until the 2013 Annual Meeting of Stockholders, which is scheduled to be held June 21, 2013. The Board of Directors expects to fill the two vacancies that will result from the expiration of the terms of office of Messrs. MacDonald and Sedun at the Meeting as soon as practicable after suitable replacement candidates have been identified and approved.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chairman of the Board and
Chief Executive Officer